Exhibit 99.1

	CONTACT:	Joseph Howard Treasurer 415-408-4700

NEWS RELEASE

Willis Lease Expands Revolving Credit Agreement Up To $1 Billion

NOVATO, CA — April 21, 2016 — Willis Lease Finance Corporation (NASDAQ: WLFC), the premier independent jet engine lessor, announced today that it has expanded its $700 million revolving credit facility by over 40% to $1 billion, which includes a $110 million accordion feature. The facility has a 5-year term and additional flexibility. Willis Lease and its subsidiaries will use the expanded credit facility to continue growing the lease portfolio, which included nearly $1.5 billion of owned and managed assets as of December 31, 2015.

“Our treasury and legal teams, led by our Treasurer, Joe Howard, and our General Counsel, Dean Poulakidas, worked extremely hard to close this transaction. Through their efforts, this improved credit facility delivers significant access to capital and flexibility to grow and take advantage of opportunities as they become available,” said Charles F. Willis, Chairman and CEO. “We expect this expanded credit facility to be a significant tool for us as we continue to grow and position the Company for the future.”

The $890 million revolving credit facility has an accordion feature up to $1 billion and is provided by a syndicate of thirteen banks including: MUFG Union Bank, N.A. as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners; U.S. Bank National Association, as Documentation Agent, Joint Lead Arranger and Joint Bookrunner, Capital One, N.A., as Senior Managing Agent, and The Huntington National Bank, as Managing Agent.

New banks joining the revolver include CIT Bank, N.A. and Apple Bank for Savings.

“Access to capital is fundamental to our success and we are grateful for the continued support of our existing banks and look forward to developing even deeper relationships with our new lenders,” said Howard.

“We are very pleased to have closed this improved revolving credit facility and even more pleased that many of our existing lenders increased their commitment to us,” said Brian R. Hole, President. “We place great value in the relationships we have with our lenders and we view their commitment to this facility as a sign of the global financial community’s strong confidence in our business model.”

About Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, other lessors, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting edge technology, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc. As of December 31, 2015, Willis had a total lease portfolio consisting of 201 engines and related equipment, 10 aircraft and 5 spare parts packages with 85 lessees in 46 countries and an aggregate net book value of $1.1 billion.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward looking statements speak only as of the date they are made, and we undertake no obligation to update them. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K/A and other continuing reports filed with the Securities and Exchange Commission.

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Note: Transmitted on GlobeNewswire on April 21, 2016, at 6:01 p.m. PDT.